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                                                                       EXHIBIT 1

                                    FORM OF

                                AMENDMENT NO. 1

                                      TO

                            UNDERWRITING AGREEMENT

     This Amendment No. 1 to that certain form of Underwriting Agreement (the "Underwriting Agreement") of United Parcel Service of America, Inc. ("UPS of America") in connection with its shelf registration of debt securities ("Shelf") is entered into this ___ day of March, 2000. This Amendment is hereby incorporated into and made a part of the Underwriting Agreement.

     WHEREAS, UPS of America filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on July 18, 1996 (Registration No. 333-08369), which was amended by the pre-effective amendment No. 1 filed on January 26, 1999 (together, the "Registration Statement");

     WHEREAS, UPS of America became a wholly owned subsidiary of UPS on November 15, 1999;

     WHEREAS, pursuant to Rule 414, under the Securities Act of 1933 (the "Act"), UPS and UPS of America have filed a post-effective amendment to the Registration Statement whereby UPS expressly adopted the Registration Statement as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934;


     WHEREAS, UPS has also executed and delivered to the Trustee a First Supplemental Indenture dated as of March , 2000, by which UPS succeeded to, and was substituted for, UPS of America as the "Company" under and for all purposes of the Indenture;

     WHEREAS, in connection with the adoption of the Registration Statement, UPS desires to expressly adopt and assume, in all respects, the Underwriting Agreement included as Exhibit 1 to the Registration Statement.

     In consideration of the mutual benefits and agreements as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.  Assumption of Underwriting Agreement by UPS.  The form of Underwriting
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Agreement included as Exhibit 1 to the Registration Statement is therefore amended to substitute UPS for UPS of America as the "Company" under and for all purposes of the Underwriting Agreement.

     2.  Ratification and Confirmation.  Except as specifically modified in this
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Amendment, all other terms and conditions set forth in the Underwriting
Agreement shall remain in full force and effect without change, and the Underwriting Agreement, as modified by this Amendment, is hereby ratified and affirmed by the parties.

                        [Signatures on Following Page]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed in their corporate names by their respective authorized officers as of the date first written above.



                                        United Parcel Service, Inc.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________



                                        United Parcel Service of America, Inc.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

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